UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2012

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

State of Oregon	1-10348	93-0460598
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

4650 S.W. Macadam Avenue

Suite 400

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 946-4800

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement and Supplemental Indenture in Connection with $3.0 Billion Note Offering

On December 17, 2012, Precision Castparts Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the several underwriters named therein, for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC act as representatives, for the issuance and sale by the Company of $3.0 billion aggregate principal amount of notes (collectively, the “Notes”) as follows: $500.0 million of 0.70% senior notes due 2015 (the “2015 Notes”); $1.0 billion of 1.25% senior notes due 2018 (the “2018 Notes”); $1.0 billion of 2.50% senior notes due 2023 (the “2023 Notes”); and $500.0 million of 3.90% senior notes due 2043 (the “2043 Notes”).

On December 20, 2012, the Company entered into the Twenty-Sixth Supplemental Indenture with U.S. Bank National Association, as trustee, which supplemented its Indenture dated December 17, 1997, as amended by indentures supplemental thereto (the “Base Indenture” and, as supplemented, the “Indenture”). The Company issued the Notes pursuant to the Indenture. The Base Indenture was incorporated by reference as Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (No. 333-185095), filed on November 21, 2012. A copy of the Twenty-Sixth Supplemental Indenture, including the forms of the Notes, is filed as Exhibit 4.1 to this report and is incorporated by reference herein.

The Notes are unsecured senior obligations of the Company and rank equally with all of the other existing and future senior, unsecured and unsubordinated debt of the Company. The Company will pay interest on the 2015 Notes on June 20 and December 20 of each year beginning on June 20, 2013, and it will pay interest on the 2018 Notes, the 2023 Notes and the 2043 Notes on January 15 and July 15 of each year beginning on July 15, 2013.

The Notes are subject to customary covenants. The 2015 Notes and the 2018 Notes are redeemable in whole or in part, at the option of the Company at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined in the Indenture), plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date.

Before October 15, 2022, the 2023 Notes will be redeemable, in whole or in part, at the option of the Company at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined in the Indenture), plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date. In addition, on or after October 15, 2022, the 2023 Notes will be redeemable, in whole or in part, at the option of the Company at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued interest thereon to, but excluding, the date of redemption.

Before July 15, 2042, the 2043 Notes will be redeemable, in whole or in part, at the option of the Company at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including the portion of any such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined in the Indenture), plus, in each case, accrued and unpaid interest thereon to, but excluding, the redemption date. In addition, on or after July 15, 2042, the 2043 Notes will be redeemable, in whole or in part, at the option of the Company at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued interest thereon to, but excluding, the date of redemption.

The net proceeds from the offering, after deducting the underwriting discount and estimated expenses related to the offering, will be approximately $2.97 billion. The Company intends to use the net proceeds to purchase all of the outstanding shares of Titanium Metals Corporation (NYSE: TIE) pursuant to the Agreement and Plan of Merger dated November 9, 2012 between the Company, its wholly owned acquisition subsidiary, ELIT Acquisition

Sub Corp., and Titanium Metals Corporation, and use any additional net proceeds for general corporate purposes. The Company must redeem all, but not less than all, of the 2018 Notes, the 2023 Notes and the 2043 Notes if it does not complete the acquisition of Titanium Metals Corporation on or before May 1, 2013, at a price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to, but excluding, the special acquisition redemption date. If the Company does not complete the acquisition, it intends to use the proceeds from the sale of the 2015 Notes for general corporate purposes.

The foregoing summary of the Underwriting Agreement and the Indenture does not purport to be complete and is qualified in its entirety by reference to the full texts of the Underwriting Agreement, which is filed as Exhibit 1.1, and the Supplemental Indenture, which is filed as Exhibit 4.1. Those agreements are incorporated by reference.

Credit Agreement

On December 17, 2012, the Company entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association and Citibank, N.A., as Syndication Agents, Mizuho Corporate Bank, Ltd., U.S. Bank National Association, PNC Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, and other lenders from time to time party thereto. The Credit Agreement consists of a 364-day, $1.0 billion revolving credit facility maturing during December, 2013, unless converted into a one-year term loan at the option of the Company at the end of the revolving period. The Credit Agreement contains customary representations and warranties, events of default, and financial and other covenants. This Credit Agreement is in addition to the existing $1 billion 5-year credit facility with Bank of America, N.A., as administrative agent, which the Company entered into on November 30, 2011.

The interest rate and facility fee under the Credit Agreement will vary depending upon the Company’s debt ratings.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 and incorporated by reference.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions from Item 1.01 are incorporated into this Item 2.03.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement dated December 17, 2012 between Precision Castparts Corp. and the several underwriters for whom Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC act as representatives.

4.1	Twenty-Sixth Supplemental Indenture dated December 20, 2012 between Precision Castparts Corp. and U.S. Bank National Association (including forms of Notes).

10.1	Credit Agreement dated as of December 17, 2012 by and among Precision Castparts Corp., Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, National Association and Citibank, N.A., as Syndication Agents, Mizuho Corporate Bank, Ltd., U.S. Bank National Association, PNC Bank, National Association and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Documentation Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, and other lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.
Dated: December 20, 2012

/s/ SHAWN R. HAGEL
Shawn R. Hagel, Executive Vice President and Chief Financial Officer